UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 2, 2014

WHITE MOUNTAIN TITANIUM CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	333-129347	87-057730
(State or Other Jurisdiction of	Commission File Number	(IRS Employer Identification No.)
Incorporation)

Augusto Leguia 100, Oficina 1401, Las Condes, Santiago Chile	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (56 2) 2657-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On July 2, 2014, the Board of Directors of White Mountain Titanium Corporation, a Nevada corporation (the “Company”) appointed Kin Wong as the Chief Executive Officer to serve as the Company’s principal executive officer. Mr. Wong will serve as Chief Executive Officer until his resignation or until removal by the Board of Directors as provided for in the Company’s Bylaws. There is no arrangement or understanding between Mr. Wong and any other persons pursuant to which he was selected as an officer of the Company. Mr. Wong does not now have, nor has he ever had, any family relationship with any director or officer of the Company, or persons nominated to become a director or officer.

Mr. Wong, age 45, has served as a director and Chairman of the Company since January 2014.

The information required by Paragraph (c)(2) of this Item 5.02 regarding Mr. Wong’s business experience and related party transactions was disclosed in the Current Reports on Form 8-K filed with the SEC on January 6, 2014 and April 16, 2014, and in Part I, Item 1, Part II, Items 5 and 8, and Part III, Items 10 and 13, of the Company’s Annual Report on Form 10-K filed with the SEC on March 14, 2014, and is incorporated by reference herein.

On July 9, 2014, the Company issued a press release disclosing the appointment of Mr. Wong as CEO, a copy of which is attached as Exhibit 99.1 hereto.

Appointment of Chief Operating Officer

On July 2, 2014, the Board of Directors of the Company appointed Michael Kurtanjek as Chief Operating Officer. Mr. Kurtanjek now serves as both President and Chief Operating Officer.

Item 9.01           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Mountain Titanium Corporation

Date: July 9, 2014	By	/s/ Brian Flower
Brian Flower, Executive Vice President